Exhibit 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2003

•	Revenue increased 13 percent
•	Operating income grew 120 percent to $23.8 million
•	Operating margin increased to 18.6 percent from 9.5 percent
•	Earnings per share rose 187 percent to $0.23 from $0.08

SEATTLE, July 23, 2003 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the second quarter ended June 30, 2003. Revenue grew to $127.7 million, a 12.7 percent increase over revenue of $113.3 million in the second quarter of 2002, and included a 6.9 percent benefit from foreign currency translation. Operating income for the second quarter of 2003 grew 120 percent to $23.8 million, or 18.6 percent of revenue, compared to $10.8 million, or 9.5 percent of revenue, in the same quarter last year. Net income for the second quarter was up 194 percent to $13.2 million, or $0.23 per diluted share, compared to $4.5 million, or $0.08 per diluted share, for the same quarter in 2002.

“Once again, we are pleased to report significant growth in sales, operating margin, free cash flow and earnings, notwithstanding a market environment that continues to be challenging,” said Jonathan Klein, Getty Images’ co-founder and CEO. “We have made substantial progress in expanding our products and enhancing the customer experience in many key areas, including royalty-free stock photography, film and editorial imagery. We are having an excellent year and remain very confident that the strength of our business model, the power of our platform and our industry leadership put us in a wonderful position to build on the solid progress we have made in recent quarters.”

Revenue for the six months ended June 30, 2003, was $258.0 million, a 13.6 percent increase over the $227.2 million reported for the same period in 2002, and included a 6.7 percent benefit from foreign currency translation. Operating income for the first half of 2003 was up 148 percent to $47.7 million, compared to $19.2 million for the first half of 2002. For the six months ended June 30, 2002, net income grew by 269 percent to $26.4 million, or $0.46 per diluted share, from $7.2 million, or $0.13 per diluted share.

Cash and short-term investment balances increased to $454.7 million at June 30, 2003, up from $133.6 million at the end of the first quarter, including net proceeds of $257.7 million from the issuance of $265 million of 0.5 percent convertible subordinated debentures on June 9, 2003. The proceeds of the new debentures were used to redeem the company’s $250 million of 5 percent convertible notes, which were redeemed on July 10, 2003. Therefore, starting in the third quarter of 2003, interest expense on convertible debt will decrease from approximately $3.1 million per quarter to approximately $330,000 per quarter.

For the first six months of 2003, net cash provided by operating activities was $61.2 million, compared to $40.2 million in the first half of 2002. The acquisition of property and equipment was $15.0 million in the first half of 2003, compared to $19.1 million in the same period of 2002.

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Getty Images, Inc.

Second Quarter 2003 Financial Results

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of July 23, 2003. The company intends to continue its practice of not updating forward-looking statements until the next quarterly results announcement, other than in publicly available statements.

For the third quarter of 2003, the company expects to report revenue in the range of $127 million to $131 million. Results for the third quarter will include a debt extinguishment charge of approximately $11.8 million related to the $250 million of 5 percent convertible notes redeemed at par plus a premium of 2.9 percent, as well as the unamortized debt issuance costs on these notes. The company expects to report third quarter diluted earnings per share of $0.12 to $0.14, including $0.12 per share of debt extinguishment costs. For the third quarter of 2003, excluding the debt extinguishment costs of $0.12, the company expects to report third quarter diluted earnings per share of $0.24 to $0.26.

For 2003, the company expects revenue in the range of $505 million to $515 million and earnings per share, including debt extinguishment costs of $0.12, of $0.78 to $0.85. Excluding debt extinguishment costs of $0.12, the company expects earnings per share of $0.90 to $0.97 for 2003.

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.361.0912 (North America) or 913.981.5559 (international), confirmation number 762647. There will be a live webcast of the conference call, which can be accessed from the Investors section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 762647, until Friday, July 25 at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until July 23, 2004.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with changes in the economic, political, competitive and technological environments, and the risks associated with system security and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended March 31, 2003 and Annual Report on Form 10-K for the year ended December 31, 2002. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From sports and news photography to archival and contemporary imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Getty Images’ Web site,

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Getty Images, Inc.

Second Quarter 2003 Financial Results

www.gettyimages.com, is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company, and has customers in more than 50 countries.

Contacts:

Investors:	Media:
Kira Bacon	Deb Trevino
Vice President of Investor Relations	Vice President of Corporate Communications
206.925.6448	206.925.6474
kira.bacon@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

Second Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,
	2003	2002
	(In thousands, except per share data)

Sales	$127,722	$113,298
Cost of sales	36,323	29,992

Gross profit	91,399	83,306

Selling, general and administrative expenses	51,792	52,181
Depreciation	14,803	15,720
Amortization, including catalogs of $3.3 million in 2002	940	4,625
Other operating expenses	85	—

Operating expenses	67,620	72,526

Income from operations	23,779	10,780

Interest expense	(3,894)	(4,112)
Interest income	819	320
Exchange gains, net	809	434
Other (expense) income, net	(3)	13

Income before income taxes	21,510	7,435

Income tax expense	(8,344)	(2,962)

Net income	$13,166	$4,473

Earnings per share:
Basic	$0.24	$0.08
Diluted	0.23	0.08

Shares used in computing earnings per share:
Basic	54,854	52,969
Diluted	58,198	56,932

Getty Images, Inc.

Second Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Six Months Ended June 30,
	2003	2002
	(In thousands, except per share data)

Sales	$258,038	$227,150
Cost of sales	73,638	60,085

Gross profit	184,400	167,065

Selling, general and administrative expenses	105,156	105,353
Depreciation	29,736	31,064
Amortization, including catalogs of $7.9 million in 2002	1,875	10,619
Other operating (income) expenses	(75)	812

Operating expenses	136,692	147,848

Income from operations	47,708	19,217

Interest expense	(7,652)	(8,155)
Interest income	1,421	563
Exchange gains, net	1,724	266
Other income (expense), net	2	(5)

Income before income taxes	43,203	11,886

Income tax expense	(16,807)	(4,733)

Net income	$26,396	$7,153

Earnings per share:
Basic	$0.49	$0.14
Diluted	0.46	0.13

Shares used in computing earnings per share:
Basic	54,424	52,538
Diluted	57,542	55,787

Getty Images, Inc.

Second Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2003	December 31, 2002
	(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$372,035	$76,105
Short-term investments	82,649	40,698
Accounts receivable, net	74,476	73,006
Inventories	1,076	1,615
Prepaid expenses	9,927	6,925
Deferred income taxes, net	11,150	11,147
Other current assets	3,843	3,493

Total current assets	555,156	212,989

Property and equipment, net	127,781	140,666
Goodwill	608,228	603,011
Identifiable intangible assets, net	16,850	18,606
Deferred income taxes, net	32,962	44,911
Other long-term assets	12,161	4,872

Total assets	$1,353,138	$1,025,055

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$58,687	$56,207
Accrued expenses	40,319	46,770
Income taxes payable	5,307	8,101
Current portion of long-term debt	245,367	—

Total current liabilities	349,680	111,078
Long-term debt	265,000	244,739
Other long-term liabilities	2,678	1,285

Total liabilities	617,358	357,102

Stockholders’ equity
Common stock	556	539
Additional paid-in capital	1,042,287	1,007,015
Deferred compensation	(693)	(906)
Accumulated deficit	(312,874)	(339,270)
Accumulated other comprehensive income	6,504	575

Total stockholders’ equity	735,780	667,953

Total liabilities and stockholders’ equity	$1,353,138	$1,025,055

Getty Images, Inc.

Second Quarter 2003 Financial Results

GETTY IMAGES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2003	2002
	(In thousands)

Cash flows from operating activities
Net income	$26,396	$7,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,736	31,064
Amortization	1,875	10,619
Deferred income taxes	12,297	2,240
Bad debt expense	2,194	4,384
Amortization of debt issuance costs	760	986
Other items	252	(201)
Change in assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(1,021)	(6,900)
Accounts payable	(269)	(1,769)
Accrued expenses	(7,854)	(5,106)
Income taxes	(2,526)	(2,728)
Other	(601)	456

Net cash provided by operating activities	61,239	40,198

Cash flows from investing activities
Acquisition of available-for-sale investments	(62,188)	—
Proceeds from the maturity of held-to-maturity investments	19,985	445
Acquisition of property and equipment	(14,986)	(19,136)
Acquisition of businesses, net of cash acquired	(3,565)	—
Proceeds from disposition of assets	300	—
Acquisition of identifiable intangible assets	(44)	—
Acquisition of held-to-maturity investments	—	(7,638)

Net cash used in investing activities	(60,498)	(26,329)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	265,000	—
Proceeds from the issuance of common stock	35,289	18,123
Debt issuance costs	(7,287)	(138)
Repayment of debt	—	(4)

Net cash provided by financing activities	293,002	17,981

Effects of exchange rate differences	2,187	1,699

Net increase in cash and cash equivalents	295,930	33,549
Cash and cash equivalents, beginning of period	76,105	46,173

Cash and cash equivalents, end of period	$372,035	$79,722